SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 26, 2001
                                                           -------------


                                EATON VANCE CORP.
                               ------------------
             (Exact name of registrant as specified in its charter)


   Maryland                        1-8100                        04-2718215
----------------        -----------------------              -------------------
(State or other         (Commission File Number)             (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


255 State Street, Boston, Massachusetts                                  02109
---------------------------------------                               ----------
(Address of principal executive offices)                              (Zip Code)


        Registrant's telephone number, including area code: (617)482-8260
                                                            -------------


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                       INFORMATION INCLUDED IN THE REPORT

ITEM 2.   ACQUISITION OF ASSETS

     Registrant has entered into a definitive agreement to acquire 80% of the equity of Fox Asset Management, Inc. as described in Registrant's news release dated July 26, 2001, a copy of which is filed herewith as Exhibit 99.3 and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     Financial Statements of Fox Asset Management, Inc. are not required to be included herein pursuant to Section 3.05(b)(2)(i) of Regulation S-X.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                EATON VANCE CORP.
                                (Registrant)


Date: July 26, 2001             /s/ William M. Steul
                                ------------------------------------------
                                William M. Steul, Chief Financial Officer



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
                                  EXHIBIT INDEX


     Each exhibit is listed in this index according to the number assigned to it in the exhibit table set forth in Item 601 of Regulation S-K. The following exhibit is filed as part of this report:


Exhibit No.     Description
-----------     -----------

99.3            Copy of registrant's news release dated July 26, 2001.



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
NEWS RELEASE
{LOGO}  Eaton Vance Corp.
        The Eaton Vance Building
        255 State Street, Boston, MA  02109
        (617) 598-8036
        Contact: Meg Pier

                                                July 26, 2001

                                                           FOR IMMEDIATE RELEASE


                EATON VANCE TO ACQUIRE FOX ASSET MANAGEMENT, INC.

                       TRANSACTION TO EXPAND EATON VANCE'S
                   MANAGED AND INSTITUTIONAL ACCOUNT BUSINESS

BOSTON, MA, JULY 26, 2001--Eaton Vance Corp. (EV), a Boston-based investment management firm with $50 billion in assets under management, today announced the signing of a definitive agreement to acquire 80 percent of Fox Asset Management, Inc. for an initial payment in 2001 of $32 million in cash and Eaton Vance stock, and payments in 2005 and 2006 of up to $30 million, contingent upon certain financial performance criteria. Fox is a leading institutional investment management firm with $2 billion in assets under management. Under the agreement, Fox will become a subsidiary of Eaton Vance Corp. and will function as a distinct business unit under Fox's current management team.

"Fox's strong investment management capabilities are a strategic complement to Eaton Vance's overall business, both in terms of its focus on institutional clients and its participation in the rapidly growing managed account business," said James B. Hawkes, Chairman and CEO of Eaton Vance Corp. "Applying Eaton Vance's marketing and distribution strengths to deliver Fox's superior investment performance to the managed account marketplace will create a powerful combination. We believe the alliance of Eaton Vance and Fox forges a compelling partnership at a time when the market environment offers extraordinary growth opportunities for the joined firms."

Headquartered in Little Silver, New Jersey, Fox is an independent investment management firm with a strong focus on separately managed accounts for institutions and broker/dealer consultant programs. The firm's clients include pension funds, public funds, Taft-Hartley funds, endowments and foundations. Fox is also an investment sub-advisor to several mutual funds. A significant number of Fox's clients are high net worth individuals and families. The firm, which has seven senior investment professionals, has expertise in traditional value investing, managing large-cap equity, small-cap equity, mid-cap equity, all-cap equity, as well as fixed-income and balanced portfolios. Fox's large-cap composite has outperformed both the Russell 1000 Value and S&P 500 indices over

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
one, three, five and 10 years ended June 30, 2001, as well as from the firm's inception in 1985. The firm's other equity efforts and its fixed income offering have similarly outperformed their respective market benchmarks since inception.

Separately managed accounts represent one of the greatest opportunities for growth in the asset management business. Over the past three years, separately managed accounts for broker/dealer consultant programs experienced a 33.4 percent compound annual growth rate (CAGR) compared to a 14.1 percent CAGR for the mutual fund industry, according to New River, Inc., a financial consulting firm.

The transaction provides Eaton Vance with the enhanced capability to offer both mutual fund and managed account products to the high net worth clients served by the broker/dealer community. Eaton Vance currently has more than 850 separate accounts with more than $3 billion in assets. Eaton Vance's Investment Counsel Group manages these accounts, primarily as tax-efficient vehicles.

"Clearly Fox's clients will benefit from our affiliation with Eaton Vance," stated J. Peter Skirkanich, President and Chief Investment Officer of Fox. "Fox has a highly talented team of professionals that has contributed significantly to the firm's investment performance. This alliance allows Fox to ensure that its many clients reap the future benefit of a long-term, well-planned, proactive response to the inevitable succession over time to a second generation of leadership. In an era of consolidation in the financial services industry, this partnership ensures that Fox's style of value investing and its culture will endure. As a public company with a market capitalization in excess of $2.3 billion, Eaton Vance has sufficient capital resources to ensure that Fox's needs are met as it continues to grow."

Under the terms of the agreement, Fox's principals will continue to hold 20 percent of the equity of Fox through 2006. Beginning in 2007, Fox's principals will have the right to sell and Eaton Vance will have a right to purchase the remaining 20 percent over a five-year period. Payments for the remaining 20 percent of the equity of Fox will be based on a multiple of earnings before interest and taxes in those years. Eaton Vance does not believe that the acquisition of Fox is likely to result in any meaningful dilution of earnings per share for its current fiscal year ending October 31, 2001.

Fox will retain autonomy of its investment processes and management structure and will remain headquartered in Little Silver, N.J. The firm's principals have signed long-term employment contracts. All employees of Fox will become shareholders of Eaton Vance as a result of the acquisition and/or the Eaton Vance employee stock option and stock purchase programs.

Eaton Vance plans to achieve significant growth in assets by leveraging and growing the combined marketing and client service teams of both companies. A group of senior managed account field specialists will report to Lawrence M. Sinsimer, Senior Vice President and Managing Director of Managed Accounts of Eaton Vance Distributors, Inc., a wholly owned subsidiary of Eaton Vance Corp. Mr. Sinsimer joined the Company in November of 2000 to build and drive the growth of Eaton Vance's managed accounts business. Previously, he was Senior Vice President and National Marketing Director for Investment Consulting
Services at PaineWebber. Mr. Sinsimer has more than 30 years of financial services experience serving the needs of high net worth investors. Philip R. Sloan, Managing Director of Fox's Client Service and Marketing Department, will continue in his current role serving Fox's institutional clients.

The Boards of Directors of both Eaton Vance and Fox have approved the agreement. The transaction is expected to close by October 31, 2001, subject to various approvals.

UBS Warburg acted as financial advisor to Eaton Vance in connection with this transaction.

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Eaton Vance is traded on the New York Stock Exchange under the symbol EV.

This news release contains statements that are not historical facts, referred to as "forward looking statements." Eaton Vance's actual future results may differ significantly from those stated in any forward looking statements, depending upon factors discussed in Eaton Vance's Annual Report or Form 10-K for the fiscal year ended October 31, 2000 and its Quarterly Reports on Form 10-Q, including market and other economic conditions.


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